EX-10.ii.a


                  5

                                               EMPLOYMENT AGREEMENT

         This Employment Agreement (hereinafter referred to as the "Agreement"), made as of this 1st day of November, 1998 between Global Resources Group, Inc.,
(GRG) as employer, a Florida corporation with a principal place of business located at 235 Sunrise Avenue, Suite C-24, Palm Beach, FL 33480 (hereinafter referred to as "Company"), and Jeffrey Michael Good, residing at 6158 Palma Del Mar Blvd., Suite 301 -B, St. Petersburg, FL 33715 (hereinafter referred to as "Executive").
                                                    WITNESSETH:

    WHEREAS, the Board of Directors of the Company believes that it is in the best interest of the Company to enter into this Agreement with Executive and Executive desires to enter into this Agreement with Company.

NOW, THEREFORE, in consideration of the foregoing and the promises, covenants and agreements hereinafter set forth, Company and Executive hereby agree as follows:

1. Term of Employment. The term of this Agreement shall be for an initial period of three (3) years commencing November 1, 1998 and terminating October 31, 2001 and shall be automatically renewed thereafter for additional one (1) year periods, unless at least sixty (60) days prior to the renewal date, the parties have terminated this relationship.

2. Position. Executive shall hold the office of Director of Business Development of GRG, Inc.

3 Duties. Executive shall have the responsibilities and perform the duties, including but not limited to, the general duties outlined in Appendix A, Executive Function.

4. Best Efforts. While employed by the Company, Executive shall at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of, and from him pursuant to the express and implicit terms hereof, to the satisfaction of the Company. Executive shall work full time for Company.

5. Indemnification. The Company shall, to the maximum extent permitted by and in accordance with applicable law, indemnify and hold the Executive harmless for expenses, including reasonable attorney's fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the Executive's employment by the Company. Executive agrees to promptly notify Company of any actual or threatened claim arising out of or as a result of his employment with Company.



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6.       Compensation.  The Executive's compensation for services provided hereunder shall consist of:

         (a) An annual base salary of One Hundred Forty Thousand Dollars ($140,000). The base salary shall be payable in equal installments not less than two times per month. Increases in the Executive's base salary may be awarded from time to time as determined by the Board of Directors of the Company.

         (b) An annual incentive compensation plan for each year of employment shall be available to the Executive as per Appendix B, Incentive Plan.

7. Stock. Executive shall be entitled to receive and participate in the Capital Stock Ownership and Stock Option Plan as outlined herein in Appendix C, Executive Capital Stock Ownership and Stock Option Plan.

8. Benefits. Executive and his dependents shall be entitled to participate in all employee welfare benefits plans (as that term is defined in Section 3(l) of the Employee Retirement Income Security Act of 1974,as amended) and to receive or participate in all other benefit arrangements, policies or practices to which any executives of Company and/or their dependents are or shall become entitled to receive or participate in at any time during the term of this Agreement. In addition, without limiting the foregoing, Executive shall be entitled to receive the perquisites as outlined herein, in Appendix D, Executive Benefits Package and in Appendix E, Executive Relocation Package.

9. Office Space, Furnishings, Equipment, and Support Staff. Throughout the term of his employment, Company shall provide Executive with appropriate furnished office space, and equipment.

10. Reimbursement for Expenses. Company shall reimburse Executive for all of his approved actual, reasonable and customary business-related expenses, including, but not limited to, business class travel, transportation, meals and lodging, telephone, and entertainment. Reimbursement shall be made by Company within fifteen (15) days of submission by Executive of proof of his expenses.

11. Non-Competition. Executive shall not, during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, advisor, employee or in any other capacity in any other business similar to Company's business provided however, that nothing herein contained shall be deemed to prevent or limit the right of Executive to invest any of his funds in the capital stock of other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.



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12. Proprietary Information.  The Executive recognizes and acknowledges that his engagement by Company will result in disclosure to him of confidential information which is a valuable, special and unique asset of the Company's business. Any written materials with regard to concepts and ideas, sales strategy, marketing policies, processes, and any other information treated or described by the Company as confidential shall not be disclosed by Executive to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever during or after the term of this agreement and any renewals. Upon termination of this Agreement by either party for any reason, all files, manuals, client lists or other documents containing any such information shall forthwith be returned to the Company by Executive.



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Termination for "Cause".  The term Termination for Cause shall mean a termination based upon:



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        Verification to the Board of Directors that the Executive  committed any material act of gross carelessness or misconduct causing damage to the Business,
         The commission by Executive of any felony or crime involving moral turpitude; or
         The engagement of Executive in any business that is directly competitive with the primary business of Company. In the event that the Company terminates Executive's employment with the Company for Cause, Executive's right to future compensation and benefits of any kind shall immediately cease.

Termination Without "Cause". Provided that the Executive has been terminated without "Cause", Executive shall be entitled to the following:

         Severance pay in the amount equal to 1/2 of the annual base salary in effect at the time of termination, Applicable Bonuses due at time of termination, Any past due payments owed to the Executive, Acceleration to 100% of all options granted to Executive under any incentive or bonus plan of Company with a thirty (30) day right to exercise said plan(s); and, Continuation, at no charge to Executive, of all health insurance plans and programs in effect at time of termination for a period of three (3) months. In the event that within the three (3) month period Executive becomes covered by another employer's group plan, the Company's similar plans and programs shall no longer continue. Additionally, COBRA is available for eighteen (18) months at Executive's expense.

15. Notices. Any notice given under this Agreement shall be sufficient if in writing, sent by registered or certified mail, postage prepaid, addressed, in the case of Company, to its principal office and to the attention of its Board of Directors; in the case of Executive, to his last known address; in the case of the designated beneficiary, to his, or their last known address; or, in the case of Executive's dependents, to their last known address.

16.      Successors: Binding Effect.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in forms and substance reasonably acceptable to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Executive should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designees or, if there be no such designee, to Executive's estate.

17. Non-Waiver of Breach. Either party may specifically waive any breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, upon notice given in writing to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

18. Governing Law. All questions relating to the validity, construction, interpretation, performance and administration of the Employment Agreement shall be governed by and construed in accordance with the laws of the State of Florida covering contracts made and to be performed in that state.

19. Submission to Jurisdiction. Each party agrees that it shall bring any action or proceeding in respect to any claim arising out of or in respect of this Employment Agreement whether in tort or contract or law or in equity, exclusively in the United States District Court for the Southern District of Florida or the Supreme Court of the State of Florida for the county of Pinellas (the "Chosen Courts), and (I) irrevocably submits to the exclusive jurisdiction of the chosen courts, (II) waives any objection to laying of venue in any such action or proceeding in the chosen courts, and (III) waives any objection that the chosen courts are an inconvenient forum or do not have jurisdiction over any party hereto.



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20.  Severability.  The provisions of the Employment  Agreement  shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof If any provision of this Employment Agreement is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Employment Agreement shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

21. Representations and Warrants, Consultation Obligations. Each party represents and warrants to, and agrees with, the other that it has the right, power, and authority to enter into and perform its obligations under this Agreement.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

23. Modifications. This Agreement may not be modified except in writing and signed by both parties.

24. Confidentiality. The terms of this Agreement and all matters relating hereto shall be confidential and shall not be disclosed to any person or entity except as necessary to carry out the terms hereof or to comply with any laws or regulations applicable hereto.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by Company, by its officer duly authorized by vote of its Board of Directors, and by Executive, as of the date first above written.

By:                                              Global Resources Group, Inc.
         Jeffrey Michael Good, Executive

                                               By:
                                               O. Howard Davidsmeyer, Chairman

                                                   Date:
Sworn and subscribed before me this
_______ day of _____________, 19____


-------------------------------------
(Signature of Notary Public - State of Florida)

GRGL40.1

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